As filed with the Securities and Exchange Commission on July 29, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUDBAY MINERALS INC.
(Exact name of registrant as specified in its charter)

Canada	98-0485558
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

25 York Street, Suite 800
Toronto, Ontario
M5J 2V5, Canada
(416) 362-8181
(Address of Principal Executive Offices) (Zip Code)

HUDBAY MINERALS INC.
THIRD AMENDED AND RESTATED LONG TERM EQUITY PLAN
(Full title of the plan)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808
(Name and address of agent for service)

(302) 636-5401
(Telephone number, including area code, of agent for service)

Copies of communications to:
Mark Mandel
Milbank, Tweed, Hadley & McCloy LLP
28 Liberty Street
New York, New York 10005
(212) 530-5026

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [X]		Accelerated filer [ ]

Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount	Offering Price	Aggregate	Amount of
to be Registered	to be registered(1)	Per Share(2)	Offering Price(2)	Registration Fee(2)

Common shares, no par value, issuable and reserved for issuance under the HudBay Minerals Inc. Third Amended and Restated Long Term Equity Plan	6,000,000 shares	$4.90	$29,400,000	$2,960.58

(1)

Represents the maximum number of common shares available for future issuance under the HudBay Minerals Inc. Third Amended and Restated Long Term Equity Plan (the “Plan”), which has recently been amended to increase the number of common shares issuable by 6,000,000. Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement shall also cover any additional common shares which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common shares.

(2)

Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee with respect to the additional common shares available for issuance under the Plan (6,000,000 shares) are based on the average of the high and low prices reported for the Registrant’s common shares as quoted on the New York Stock Exchange on July 26, 2016 ($4.90).

EXPLANATORY NOTE

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to an employee benefit plan is effective. This Registration Statement is filed for the purpose of registering an additional 6,000,000 shares of common stock, no par value (“Common Stock”), of HudBay Minerals Inc. (the “Registrant” or the “Company”) pursuant to the HudBay Minerals Inc. Third Amended and Restated Long Term Equity Plan (the “Plan”). This registration of 6,000,000 shares of Common Stock will increase the number of shares registered under the Securities Act for issuance under the Plan to an aggregate of 9,000,000 shares of Common Stock, subject to adjustment as provided in the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering an aggregate of 2,011,065 shares of Common Stock issuable under the Plan, filed on June 27, 2014 (File No. 333-197080), are incorporated by reference into this Registration Statement, except as amended hereby. Pursuant to General Instruction E of Form S-8, all information that has been incorporated by reference from the earlier Registration Statement on Form S-8 is not repeated in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 40-F (File No. 001-34244) for the fiscal year ended December 31, 2015 filed with the Commission on March 31, 2016;

(b)

All other reports furnished pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 40-F referred to in clause (a) above, including the Registrant’s Reports on Form 6-K (File No.001-34244) furnished to the Commission on February 25, 2016, March 31, 2016, April 7, 2016, April 19, 2016, April 29, 2016, May 19, 2016, June 13, 2016 and July 28, 2016; and

(c)

The description of the Registrant’s common shares is contained on page 30 of the Registrant’s Annual Information Form filed as Exhibit 99.1 to the Registrant’s Form 40-F (File No. 001-34244) filed with the Commission on March 31, 2016, including any amendment or report for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on July 29, 2016.

HUDBAY MINERALS INC.

By:	/s/ Alan Hair

Name:	Alan Hair

Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David S. Bryson and Patrick Donnelly, each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations, or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of this registration statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities regulatory body, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable securities laws, including without limitation state securities laws, and to file the same, together with other documents in connection therewith with the appropriate authorities, including without limitation state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

Director, President and Chief Executive Officer
/s/ Alan Hair	(Principal Executive Officer)	July 29, 2016
Alan Hair

Senior Vice President and Chief Financial Officer (Principal
/s/ David S. Bryson	Financial Officer and Principal Accounting Officer)	July 29, 2016
David S. Bryson

/s/ Igor A. Gonzales	Director	July 29, 2016
Igor A. Gonzales

/s/ Tom A. Goodman	Director	July 29, 2016
Tom A. Goodman

/s/ Alan R. Hibben	Director	July 29, 2016
Alan R. Hibben

/s/ W. Warren Holmes	Director	July 29, 2016
W. Warren Holmes

/s/ Sarah B. Kavanagh	Director	July 29, 2016
Sarah B. Kavanagh

/s/ Carin S. Knickel	Director	July 29, 2016
Carin S. Knickel

/s/ Alan J. Lenczner	Director	July 29, 2016
Alan J. Lenczner

/s/ Kenneth G. Stowe	Director	July 29, 2016
Kenneth G. Stowe

/s/ Michael T. Waites	Director	July 29, 2016
Michael T. Waites

Authorized Agent to accept process on behalf of HudBay Minerals Inc.
/s/ Jason Welch	in the United States	July 29, 2016
Jason Welch

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Articles of Amalgamation of HudBay Minerals Inc.*

4.2	By-laws of HudBay Minerals Inc.*

5.1	Opinion of Goodmans LLP.*

23.1	Consent of Deloitte LLP.*

23.2	Consent of Goodmans LLP (included in Exhibit 5.1).

23.3	Consent of Cashel Meagher, P.Geo.*

23.4	Consent of Robert Carter, P.Eng.*

24.1	Power of Attorney (contained on the signature page to this Registration Statement).

99.1	HudBay Minerals Inc. Third Amended and Restated Long Term Equity Plan.*

*	Filed herewith